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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                          -----------------------------



                                    EXHIBITS


                                       To


                                    FORM 10-Q


               QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


                       For the quarter ended 30 June 2001



                           Commission File No. 1-4534


                               -------------------



                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)



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





                                INDEX TO EXHIBITS


        (a)(12)   Computation of Ratios of Earnings to Fixed Charges.

                                                               Exhibit (a)(12)


               AIR PRODUCTS AND CHEMICALS, INC., AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)


                                                                                                                   Nine Months
                                                                                                                      Ended
                                                                      Year Ended 30 September                         30 June
                                                        ------------------------------------------------      ---------------------
                                                          1996         1997          1998          1999          2000        2001
                                                        --------     --------      -------       --------      --------    --------
Earnings:
Income before extraordinary item and
 the  cumulative effect of accounting
 changes:                                               $416.4       $429.3        $546.8        $450.5      $124.2       $362.5

Add (deduct):
 Provision for income taxes                              195.5        203.4         280.9         209.5        (7.5)       156.8

 Fixed charges, excluding capitalized
  interest                                               184.0        233.0         202.8         194.4       232.6        169.1

 Capitalized interest amortized during
  the period                                               9.4          8.3           7.4           6.1         6.6          5.1

 Undistributed earnings of less-than-
  fifty-percent-owned affiliates                         (40.6)       (31.1)        (25.3)        (44.5)      (32.1)       (37.1)
                                                       -------       ------        ------        ------      ------       ------

  Earnings, as adjusted                                 $764.7       $842.9      $1,012.6        $816.0      $323.8       $656.4
                                                        ======       ======      ========        ======      ======       ======
Fixed Charges:

Interest on indebtedness, including
 capital lease obligations                              $171.7       $217.8        $186.7        $175.4      $210.3       $155.1

Capitalized interest                                      20.0         20.9          18.4          24.7        19.7          6.5

Amortization of debt discount premium
 and expense                                               1.5          1.8           1.9           1.3         3.1         (0.7)

Portion of rents under operating leases
 representative of the interest factor                    10.8         13.4          14.2          17.7        19.3         14.6
                                                         ------       ------       ------        ------      ------       ------
  Fixed charges                                         $204.0       $253.9        $221.2        $219.1      $252.4       $175.5
                                                        ======       ======        ======        ======      ======       ======
Ratio of Earnings to Fixed Charges:                        3.7          3.3           4.6           3.7         1.3          3.7
                                                       =======       ======        ======        ======      ======       ======